UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 7, 2005
THE TIMBERLAND COMPANY
(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01 Other Events.
Item 9.01. Financial Statements and Exhibits.
Ex-99.1 Press release issued on November 7, 2005

Item 1.01. Entry into a Material Definitive Agreement.
     On November 7, 2005, The Timberland Company (referred to as “Timberland”, “Company”, “we”, “our”, or “us”) entered into a definitive stock purchase agreement (the “Stock Purchase Agreement”) with the shareholders and option holders of Smartwool Corporation (“Smartwool”), a privately held company, to acquire 100% of the outstanding capital stock of Smartwool. The purchase price the Company will pay to the shareholders and option holders is approximately $82,000,000 cash. The Stock Purchase Agreement contains customary representations, warranties and covenants. The completion of the transaction is subject to the satisfaction of customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976. Smartwool will continue to be headquartered in Steamboat Springs, Colorado and will be operated as a wholly-owned subsidiary of the Company.
Item 8.01 Other Events.
     On November 7, 2005, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of our press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     The Company hereby files as Exhibit 99.1 to this report our press release dated November 7, 2005 announcing the execution of the Stock Purchase Agreement to acquire Smartwool.
Exhibit Index

Exhibit No.	Description
99.1	Press release of The Timberland Company issued on November 7, 2005 announcing the execution of the Stock Purchase Agreement to acquire Smartwool Corporation.*

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date: November 8, 2005	By:	/s/ John Crimmins

	Name:	John Crimmins
	Title:	Vice President, Corporate Controller and Chief Accounting Officer